STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 23rd day of March, 2006, by and among Interglobe Finance SA a Swiss Corporation or its designees ("Purchaser"), and CEROMA LIMITED, an Israeli corporation (the "Company" - see extract of commercial register translated into English), and ACCESS DEVICES DIGITAL LTD., a company organized under the laws of England and Wales ("Seller"), each a "Party" and, collectively, the "Parties".

RECITALS

WHEREAS, Seller owns 2,858,900 shares (the "Shares") of capital stock of the Company. A copy of the share certificate in the name of Seller is attached hereto as Appendix 1; and

WHEREAS, Purchaser or its designees desire to purchase from Seller, and Seller desires to sell to Purchaser, the Shares on the terms and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing recitals and the respective terms, conditions, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE OF SHARES

1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign and deliver to Purchaser or its designees the Shares and Purchaser shall purchase, acquire and accept the Shares from Seller.

1.2 PURCHASE PRICE. The aggregate Purchase Price for the Shares shall consist of €1,429,450 in cash, being €0.50 per share. The Purchase Price shall be payable in three tranches as to €500'000 on March 24, 2006, €500,000 on April 10, 2006 and €429,450 on April 24, 2006.

1.3 DELIVERY OF SHARES. Following receipt of the second tranche of the Purchase Price as set forth above, Seller shall deliver the Shares to the Purchaser and / or its designees.

1.4 SHARES BUYBACK RIGHTS. Purchaser or designees shall provide to Seller the option, exercisable at any time up to December 31, 2006, to repurchase from Purchaser up to 2,858,900 shares of the Shares on terms and conditions as detailed in the Warrant, attached hereto as Appendix 2, to be executed by Purchaser concurrent with the execution of this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

Seller and Company hereby jointly and severally represent and warrant to Purchaser, and Purchaser, in agreeing to consummate the transactions contemplated

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by this Agreement, has relied upon such representations and warranties, the following:

2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel with all requisite power to carry on its business as now conducted. The Company has full corporate power and authority to own its assets and properties and to carry on the business as now owned and operated.

2.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, duly authorized and binding obligations of the Company and Seller, enforceable against each of them in accordance with its terms. The Company and Seller each have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement. Subject to the waiver obtained from the Founders of CeRoma Limited in relation to certain pre-emptive rights or rights of first refusal, attached hereto as Appendix 4, neither the execution of this Agreement nor the consummation or performance of the transactions contemplated hereunder will, directly or indirectly, violate or result in the breach of, and will not conflict with or constitute a default under, any of the terms of the charter documents or material agreements to which the Company or Seller are a party or conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental agency or court having jurisdiction over the Company or Seller.

2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, NIS 0.01 par value per share (the "CeRoma Common Stock") and no shares of preferred stock. As of the date of this Agreement, 10,000,000 shares of CeRoma Common Stock were authorized, of which 4,834,140 were issued and outstanding The shares of CeRoma Common Stock owned by Seller are owned free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Other than as set forth in Appendix 3 hereto, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company or rights of any kind with respect thereto. There are no voting trusts or other agreements to which the Company or Seller is a party with respect to the voting of the capital stock of the Company.

2.4 FINANCIAL STATEMENTS. Seller has furnished to Purchaser copies of the Company's unaudited balance sheet and related statement of operations for the period ended December 31, 2005 ("Balance Sheet"). The Balance Sheet is complete and correct, has been prepared in accordance with generally accepted accounting standards applied on a consistent basis, and fairly presents the Company's financial condition of as at the date thereof and the results of operations for the period covered by the statement of operations income contained therein.

2.5 TAXES. All federal, state and local tax returns of Company required by law to be filed have been duly filed on a timely basis, are true, accurate and complete in all material respects and no taxes, assessments, fees, penalties or charges (other than those already paid or reserved for) are due or will be required to be paid by Company. There are no liens or charges on any assets or properties of Company

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imposed or arising as a result of the delinquent payment or non-payment of any such tax, assessment, fee penalty or charge.

2.6 COMPLIANCE WITH LAW. The Company is not in violation of any applicable law, ordinance, rule or regulation relating to the operation of its business or affecting any of its properties or assets. The Company's operation of its business is in compliance with all zoning, occupational health and safety, environmental and other laws regulating the workplace. The Company has not received notice from any governmental authority or other person claiming or threatening any violation of any law, ordinance, rule or regulation relating to the Company's business.

2.7 LITIGATION. There is no pending or threatened lawsuit, proceeding or investigation, at law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or office, or any third party, arising from or related to any of the Company's assets or properties or to the past, present or future operations of the Company's business. The Company is not subject to, nor does any basis exist for, any order, judgment, decree or governmental restriction that does or could adversely affect the prospects, earnings, properties or condition, financial or otherwise, of its business. There is no pending of threatened action, proceeding or effort by any governmental or private authority, entity or party that in any way challenges or adversely affects this Agreement or the transactions contemplated hereunder.

2.8 FULL DISCLOSURE. The representations, warranties and other information provided by Seller or Company to Purchaser in this Agreement does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were made, not false or misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Switzerland with all requisite power to carry on its business as now conducted. Purchaser has full corporate power and authority to own its assets and properties and to carry on its business as now owned and operated.

3.2 AUTHORITY OF PURCHASER; NO CONFLICT. This Agreement constitutes the legal, valid, duly authorized and binding obligations of Purchaser, enforceable against it in accordance with its terms. Purchaser has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution of this Agreement nor the consummation or performance of the transactions contemplated hereunder will, directly or indirectly, violate or result in the breach of, and will not conflict with or constitute a default under, any of the terms of the charter documents or material agreements to which Purchaser is a party or, to the best of Purchaser's knowledge, conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental agency or court having jurisdiction over Purchaser.

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3.3 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of Purchaser, threatened against Purchaser in connection with or relating to the transactions contemplated by this Agreement or the consummation of the transactions contemplated hereby.

3.4 DISCLOSURE. No representation or warranty made by Purchaser in this Agreement, nor any document furnished by Purchaser hereunder, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances in which they were furnished.

ARTICLE 4
TERMINATION

This Agreement may, by written notice given prior to the transfer of the full amount of the Purchase Price, be terminated by either Seller and Company on the one hand or Purchaser on the other hand if the other party commits a material breach of this Agreement and such breach has not been waived by mutual consent of Purchaser, Seller and Company. In the event of any termination hereunder, all obligations of the parties hereunder shall terminate.

ARTICLE 5
GENERAL

5.1 WAIVER AND AMENDMENT. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

5.2 SEVERABILITY. Each provision of this Agreement is intended to be severable. If any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, such provision shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained in this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

5.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of England and Wales, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. The parties hereby consent, in any dispute, action, litigation or other proceeding concerning this Agreement (including arbitration) to the jurisdiction of the courts of England and Wales.

5.4 NOTICES. All notices, demands or other communications which are required or are permitted to be given hereunder shall be in writing and shall be deemed given

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upon personal delivery, facsimile transmission or on the fifth business day following due deposit in the mail, postage prepaid, and sent certified mail, return receipt requested, correctly addressed to the addresses of the parties as follows:

If to Purchaser:	INTERGLOBE FINANCE SA General Guisan-Quai 36 Zurich CH-8002, Switzerland Attention: Mr. Konrad Meyer
If to Seller:	Access Devices Digital Ltd. 6th floor 58 Uxbridge Road, London W5 2ST Attention: Chief Financial Officer
If to the Company:	CeRoma Ltd. 7 Ha'Eshel Street South Industrial Park Caesarea 38900, Israel Attention: Chief Financial Officer

5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

5.6 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, promises, representations and warranties, express or implied, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

SELLER:
ACCESS DEVICES DIGITAL LTD.

By: ____________________

PURCHASER:
INTERGLOBE FINANCE SA

By: ____________________

COMPANY:
CEROMA LTD.

By: ____________________

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APPENDIX 1 – Copy of Share Certificate

Ordinary Shares

2,858,900

Incorporated under the laws of the State of Israel

CEROMA LTD.

Number

Or - 9

Authorized Capital: NIS 100.000 Divided into

10.000.000 Ordinary Shares of a nominal value of NIS 0.01 each;

THIS IS TO CERTIFY

That **ACCESS DEVICES DIGITAL LTD.** of Sixth Floor, 58 Uxbridge Road, London W5 2ST UK is the Registered Holder of **2,858,900 Ordinary Shares** of par value NIS 0.01 each, numbered from 1,975,241,4,834,140 inclusive, fully paid up in the above-named Company, subject to the Articles of Association of the Company. Transferable only on the books of the Company by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, **the seal of the company and the signatures of its duly authorized officers**

Dated: **November 23, 2005**

CEROMA LTD.

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APPENDIX 2

NON TRANSFERABLE WARRANT

TO PURCHASE SHARES OF ORDINARY SHARES

OF

CEROMA LIMITED

THIS IS TO CERTIFY THAT ACCESS DEVICES DIGITAL LTD., or its registered assigns (the "Holder"), subject to compliance with the provision of section 1.3 to the Stock Purchase Agreement to which this Warrant is attached as Appendix 2, is the owner of the right to subscribe for and to purchase from Interglobe Finance SA ("IGF"), up to 2,858,900 (the "Number Issuable"), fully paid, duly authorized and non-assessable Ordinary Shares of CEROMA LIMITED, an Israeli corporation ("Company") at a price as detailed in section 1(a) herein (the "Exercise Price"), at any time, in whole or in part, on or after March 23, 2006 (the "Effective Date") through 5:00 PM Tel Aviv time, on December 31, 2006 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants"). The Warrant is not transferable by Holder.

Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

Section 1. **Exercise of Warrants.**

(a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the Effective Date and on or prior to the Expiration Date upon delivery to IGF, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for Ordinary Shares to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by wire transfer. The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation."

The number of Shares Holder may purchase from IGF and the Exercise Price for such shares shall be as follows: (i) at any time on or prior to May 22, 2006 - 2,858,900 Shares at an excercise price of € 0.665 per share; (ii) at any time following May 22, 2006 but on or prior to July 21, 2006 - 2,144,175 Shares at an exercise price of € 0.83 per share and (iii) at any time following July 21, 2006 but on or prior to December 31, 2006 - 1,429,450 Shares at an exercise price of € 1.— per share.

(b) As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, IGF shall instruct the Company to deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable Ordinary Shares specified in the Warrant Exercise Documentation, and (B) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of

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like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive Ordinary Shares upon such exercise shall be treated for all purposes as having become the record holder of such Ordinary Shares at such time.

(c) Each party shall bear its expenses incurred in connection the exercise of the Warrant.

(d) The Holder shall have no rights as a stockholder of the Company with respect to any shares subject to the Warrants prior to the exercise of the Warrants.

Section 2. **Notice of Certain Events.** In case at any time or from time to time (i) there shall be any capital reorganization or reclassification of share capital of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which such capital reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Ordinary Shares shall be entitled to exchange the Ordinary Shares for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Section 3. **Certain Covenants.** IGF covenants and agrees that all shares of Capital Stock of the Company which may be purchased upon the exercise of the Warrants evidenced hereby are duly authorized, validly issued and fully paid and nonassessable..

Section 4. **Capital Adjustments.**

(a) If an adjustment to the Exercise Price is required pursuant to this Section 4, the number of ordinary shares which the Holder shall be entitled to purchase under the terms of this Warrant shall be adjusted so as to cause (i) the total number of ordinary shares Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the euro amount of the total number of ordinary shares Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

(b) In the case of any stock split or reverse stock split, reclassification of the share capital of the Comapny, recapitalization, merger or consolidation, or like capital adjustment affecting the ordinary shares of the Company, the provisions of this Section 4 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

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Section 5. **Denominations.** IGF covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the Principal Executive Offices of IGF, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 6. **Replacement of Warrants.** Upon receipt of evidence satisfactory to IGF of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to IGF, or, in the case of mutilation, upon surrender and cancellation thereof, IGF will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 7. **Governing Law.** THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ISRAEL APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICTS-OF-LAW PRINCIPLES THEREOF.

Section 8. **Rights Inure to Registered Holder.** The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

Section 9. **Definitions.** For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Tel Aviv, Israel are authorized or required by law or executive order to close.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, any rights, warrants or options to purchase such Person's capital stock.

"Ordinary Shares" shall mean ordinary shares of the Company, par value NIS0.01.

"Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

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"Principal Executive Offices" shall mean at the offices of INTERGLOBE FINANCE SA, General Guisan-Quai 36 Zurich, CH-8002, Switzerland, marked for the attention of Mr. Konnrad Meyer, or such other address as IGF may from time to time inform the Holder in writing.

Section 10. **Notices.** All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at Holder's address Access Devices Digital Ltd., 6th floor, 58 Uxbridge Road, London, W5 2ST, Attention: Chief Financial Officer; and (b) if to IGF, at its Principal Executive Offices. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

IN WITNESS WHEREOF, IGF and the Company has caused this Warrant Certificate to be duly executed as of this day of March, 2006.

INTERGLOBE FINANCE SA

By:
Name:
Title:

CEROMA LIMITED

By:
Name: UDI STEIGMAN
Title: CEO

APPENDIX 3 – Options, warrants and other instruments convertible into CeRoma Common Stock

- As of the date hereof, there are 913,860 shares of CeRoma Common Stock issued to an employee stock option plan, a copy of which has been provided to Purchaser.
- The Company has entered into a convertible loan note agreement in the total aggregate amount of €1,100,000, convertible at the option of the holder into CeRoma Common Stock at a price per share of €0.50. As of the date of this Agreement, the Company has received the total of €1,100'000.-- under the terms of the convertible loan note agreement. The holder was also granted with an option to purchase 1,100,000 shares of CeRoma Common Stock at a price per share of €0.25.

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APPENDIX 4 – Waiver of pre-emptive rights and rights of first refusal

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